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                                                                     EXHIBIT 3.2

                                     BYLAWS
                                       OF
                         GREENE COUNTY BANCSHARES, INC.

                                     OFFICE

1.       Principal Office
         The principal office of the Corporation shall be in Greeneville, Tennessee, and the Corporation shall have such other offices at such other places within or without the State of Tennessee as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                             SHAREHOLDERS' MEETING

2.       Annual Meeting
         An annual meeting of the shareholders of the Corporation shall be held on such date as may be determined by the Board of Directors. The business to be transacted at such meeting shall be the election of directors and such other business as shall be properly brought before the meeting. If the election of directors shall not be held on the day designated by the Board of Directors for any annual meeting, or at any adjournment of such meeting, the Board of Directors shall call a special meeting of the shareholders as soon as conveniently possible thereafter. At such special meeting the election of directors shall take place and such election and any other business transacted thereat shall have the same force and effect as if transacted at an annual meeting duly called and held.

3.       Special Meetings
         Special meetings of the shareholders, unless otherwise required by law, may be called at any time by the Chairman, President or Secretary and shall be called by the Chairman, President or Secretary at the request in writing of a majority of the Board of Directors or of shareholders owning 10% or more of the entire capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. Such request must state the purpose for which the meeting is called and the person or persons calling the meeting.


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4.       Place of Meetings
         Annual and special meetings of the shareholders shall be held at the Corporation's principal office or at such other place within or without the State of Tennessee as may be designated by the Board of Directors.

5.       Notice of Meetings; Waiver
         (a) Annual Meetings. Written or printed notice stating the place, day and hour of the annual meeting of shareholders shall be given in person or by mail to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be delivered not less than ten (10) days nor more than sixty (60) days before the meeting.
         Mailed notice shall be deemed to be delivered when deposited, with postage prepaid, in the United States mail addressed to the shareholder at his address as it appears on the records of the Corporation at the close of business on the record date established for such meeting. If delivered personally, such notice shall be delivered not less than five (5) nor more than sixty (60) days before the date of the meeting and shall be deemed delivered when actually received by the shareholder.
         (b) Special Meetings. Written or printed notice of every special meeting of shareholders shall be given in person or by mail to each shareholder of record entitled to vote at such meeting. Such notice shall state the place, day, hour, purpose or purposes for which the meeting is called, and the person or persons calling the meeting. If mailed, such notice shall be delivered not less than ten (10) days nor more than sixty (60) days before the meeting. Mailed notice shall be deemed to be delivered when deposited, with postage prepaid, in the United States mail addressed to the shareholder at his address as it appears on the records of the Corporation at the close of business on the record date established for such meeting. If delivered personally, such notice shall be delivered not less than five (5) nor more than sixty (60) days before the date of the meeting and shall be deemed delivered when actually received by the shareholder.
         (c) Waiver. A shareholder may waive the notice of either an annual or a special meeting by the submission by the shareholder or his proxy holder of a written waiver of notice either before or after such meeting.

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6.       Quorum
         Except as otherwise required by law or provided in these Bylaws, a quorum at any meeting of shareholders shall consist of the holders of record of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or by proxy. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders present in person or by proxy and entitled to vote thereat shall have power to adjourn the meeting from time to time, and to any other place, without notice other than announcement at the meeting of the time and place to which the meeting is adjourned. At any adjourned meeting at which the requisite amount of voting stock to constitute a quorum shall be represented, any business may be transacted which might have been transacted at the meeting as originally called.

7.       Record Date
         The record date for the determination of shareholders entitled to notice of and entitled to vote at any meeting of shareholders or any adjournment thereof, shall be such date as shall be determined by the Board of Directors, but which in any event shall not be less than ten
         (10) days prior to the date of such meeting. If the Board of Directors does not fix such record date, the record date for the determination of shareholders entitled to notice of and entitled to vote at any meeting of shareholders of any adjournment thereof shall be the close of business on the day next preceding the day on which notice is given.

8.       Voting of Shares
         Unless otherwise provided in the Charter, each shareholder of the Corporation shall be entitled, at each meeting of the shareholders and upon each proposal presented at such meeting, to one vote for each share of the capital stock having voting power registered in his name on the books of the Corporation on the record date. Each shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing executed by such shareholder or his duly authorized attorney-in-fact and bearing a date not more than eleven (11) months prior to said meeting, unless said instrument provides for a longer period. Unless the Charter, these Bylaws or applicable law specifically provide otherwise, the affirmative vote of a majority of shares represented and entitled to vote at a meeting at which quorum is present shall be the act of the

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         shareholders, except that directors shall be elected by a plurality of the votes cast in the election. At each election of directors, every shareholder shall have the right to vote the number of shares which he is entitled to vote at such meeting for as many persons as there are directors to be elected at said meeting, but cumulative voting for such nominees shall not be permitted unless the Charter otherwise provides.

9.       Presiding Officer
         Meetings of the shareholders shall be presided over by the Chairman, or if he is not present, by the President, or if he is not present, by a Vice President, or if neither the Chairman, President nor a Vice President is present, by a chairman to be chosen by a majority of the shareholders entitled to vote at such meeting. The Secretary of the Corporation or, in his absence, an Assistant Secretary shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the shareholders entitled to vote at such meeting shall choose any person present to act as secretary of the meeting.


                                   DIRECTORS

10.      Powers and Duties
         The business and affairs of the Corporation shall be managed by the Board of Directors. In addition to the powers and authority expressly conferred upon them by these Bylaws, the Board may exercise all the powers of the Corporation and do all lawful acts and things as are not by applicable law, by the Charter of the Corporation or by these Bylaws directed or required to be exercised or done by the shareholders.

11.      Number, Classification, Term, Qualification, and Vacancies
         (a) Number. The Board of Directors shall consist of not less than three (3) or more than fifteen (15) members, unless all of the outstanding stock of the Corporation is owned of record by less than three (3) shareholders, in which case the number of directors may be less than three (3), but not less than the number of shareholders of record. Subject to the provisions of paragraph 11 (c), the exact number within such maximum and minimum numbers shall be determined from time to time by resolution adopted by majority of the entire Board of Directors.

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         (b)     Term of Office.  Except as otherwise provided by law or by these bylaws, the directors of the Corporation shall be elected at the annual meeting of shareholders in each year, and shall hold office for a period of one year or until their successors are duly elected and qualified.
         (c) Increase in Number. The number of members of the Board of Directors may be increased from time to time by either the directors or the shareholders. The number of directors may be increased by the Board of Directors upon the affirmative vote of a majority of the entire Board. If the number of directors is increased by the Board, a vacancy or vacancies caused by such increase shall be filled by the vote of a majority of the directors then in office although less than a quorum exists. The number of directors may also be increased by the shareholders at any meeting thereof by a majority vote of the shares represented and entitled to vote. If the number of directors be increased by action of the shareholders, a vacancy or vacancies caused by such increase shall be filled by the shareholders in the same manner as at an annual meeting.
         (d) Decrease in Number. The number of members of the Board of Directors may be decreased by either the directors or the shareholders at any time there is an unfilled vacancy or there are unfilled vacancies on the Board of Directors, provided that the number of members may be decreased only to the extent of the number of vacancies on the Board of Directors existing at that time. If the number of directors is decreased by the Board, such action shall be taken by the vote of a majority of the directors then in office although less than a quorum exists. If the number of directors is decreased by the shareholders, such action shall be taken by a majority vote of the shares represented at any meeting and entitled to vote thereat.
         (e) Vacancies. In case there are vacancies on the Board of Directors, other than vacancies created by the removal of a director or directors (which shall be governed by paragraph 15(c)) and other than vacancies created by an increase in the number of directors (which shall be governed by paragraph 11(b)), the remaining directors may by a majority vote of the directors then in office elect a successor or successors who shall hold office until the next annual meeting of shareholders and until his or their successors are elected and qualified.


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         (f)     Qualification.  Directors must be of legal age but need not be shareholders of the Corporation.
         (g) Retirement of Directors. The mandatory retirement age for Directors of the Corporation shall be the first day of the month following their 75th birthday. The Board of Directors, at its discretion, may name retired directors to the classification of Director Emeritus, who could attend meetings and have no vote or liability for serving.
12.      Quorum
         A majority of the total number of directors in office shall constitute a quorum for the transaction of business. If, at any meeting of the Board of Directors, there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.
13.      Manner of Acting
         The act of a majority of the directors present at a meeting at which a quorum is present shall, unless otherwise provided by applicable law or these Bylaws, be the act of the Board of Directors. Any action required or permitted to be taken at a meeting of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the directors. Such written consent shall have the same force and effect as a unanimous vote at a meeting of the Board of Directors.
14.      Meetings; Notice
         Meetings of the Board of Directors may be held either within or without the State of Tennessee. Notice of a meeting of the Board of Directors need not state the purpose of, nor the business to be transacted at, such meeting.
         (a) Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as are fixed from time to time by resolution of the Board, and may be held without notice of the time or place therefor.
         (b) Special Meetings. Special meetings may be held at any time upon call of the Chairman, the President, a Vice President or any two
         (2) directors. Notice of the time and place of each special meeting shall be given to each director at either his business or residence address, as shown by the records of the Corporation, at least forty-eight (48) hours prior thereto if mailed and on the day prior thereto if delivered or given in person or by telephone or telegraph. If mailed, such notice shall be deemed to be delivered when deposited, so addressed and with postage


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         prepaid, in the United States mail.  If notice is given by telegram, such notice shall be deemed to be delivered when the telegram, so addressed, is delivered to the telegraph company. If notice is given in person, such notice shall be deemed to have been given when it is hand delivered to the director at his business or residence address. Any director may waive notice of any meeting before, at or after such meeting and the attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when a director attends for the sole, express purpose of objecting to the transaction of business thereat, on the ground that the meeting is not lawfully called or convened, and so states in writing prior to the conduct of any business at the meeting.
15.      Removal
         (a) By Shareholders. Unless the Charter otherwise provides, at any meeting of the shareholders, the entire Board of Directors or any number of directors may be removed from office, with or without cause, by a majority vote of the shares represented and entitled to vote thereat.
         (b) By Directors. At any meeting of the Board of Directors, any director or directors may be removed from office for cause, as that term is defined by applicable law, by a majority of the entire Board of Directors.
         (c)     Replacement.     When any director or directors are removed,
         new directors may be elected to fill the vacancies created thereby at the same meeting of the shareholders or Board of Directors, as the case may be, for the unexpired term of the director or directors removed. If the shareholders fail to elect persons to fill the unexpired term or terms of the director or directors removed by them, such unexpired terms shall be considered vacancies on the Board to be filled by the remaining directors as provided in paragraph 11(d).
16.      Compensation
         Directors, and members of any committee of the Board of Directors, shall be entitled to such reasonable compensation for their services as directors and members of any such committee as shall be fixed from time to time by resolution of the Board of Directors, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending such meetings. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.


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                                   COMMITTEES

17.      Finance Committee
         There may be, if so determined by a resolution adopted by a majority of the entire Board of Directors, a Finance Committee of the Board consisting of two (2) or more directors. The Board of Directors may delegate to such Finance Committee all the power and authority of the Board that it deems desirable, except for any matters which cannot by law be delegated by the Board of Directors. Unless specifically authorized by the Board, the Finance Committee shall not have the power to adopt, amend or repeal these Bylaws, to submit to shareholders any matter that by law requires their authorization, to fill vacancies in the Board of Directors or in any committee or to declare dividends or make other corporate distributions.
18.      Other Committees
         The Board of Directors may create such other committees as it may determine to be helpful in discharging its responsibilities for the management and administration of the Corporation. Each such committee shall consist of such persons, whether directors, officers of others, as may be elected thereto by the Board of Directors, and each committee shall perform such functions as may be lawfully assigned to it by the Board of Directors.

                                    OFFICERS

19.      Number
         The officers of the Corporation shall be a Chairman, a President, a Secretary and such other officers as may be from time to time elected by the Board of Directors. One person may hold more than one office except the President may not hold the office of Secretary.
20.      Election and Term of Office
         The principal officers shall be elected annually by the Board of Directors at the first meeting of the Board following the shareholders' annual meeting, or as soon thereafter as is conveniently possible. Subordinate officers may be elected from time to time.
         Each officer shall serve at the pleasure of the Board for such term as the Board of Directors may set and until his successor shall have been elected and qualified, or until his death, resignation or removal.


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21.      Removal
         Any officer may be removed from office by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall not prejudice the contract rights, if any, of the persons so removed.

22.      Vacancies
         Any vacancy in an office from any cause may be filled for the unexpired portion of the term by the Board of Directors.

23.      Duties
         (a) Chairman. The Chairman shall preside at all meetings of the shareholders and the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect.
         (b) President. The President shall be the Chief Executive Officer of the Corporation and shall have general supervision over the active management of the business of the Corporation. He shall have the general powers and duties of supervision and management usually vested in the office of the President of a corporation and shall perform such other duties as the Board of Directors may from time to time prescribe.
         (c) Vice President. The Vice President or Vice Presidents (if any) shall be active executive officers of the Corporation, shall assist the President in the active management of the business, and shall perform such other duties as the Board of Directors may from time to time prescribe.
         (d) Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; he shall perform like duties for any committee when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors when required, and unless directed otherwise by the Board of Directors, shall keep a stock record containing the names of all persons who are shareholders of the Corporation, showing their place of residence and the number of shares held by them respectively. The Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors.
         (e) Cashier. The Cashier shall have the custody of the Corporation's funds and securities, shall keep or cause to be kept full and accurate account of receipts and disbursements in books belonging to the Corporation, and shall deposit or cause to be deposited all moneys and


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         other valuable effects in the name and to the credit of the
         Corporation in such depositories as may be designated by the Board of Directors. The Cashier shall disburse or cause to be disbursed the funds of the Corporation as required in the ordinary course of business or as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meetings of the Board, or whenever they may require it, an account of all of his transactions as Cashier and the financial condition of the Corporation. He shall perform such other duties as may be incident to his office or as prescribed from time to time by the Board of Directors. The Cashier shall give the Corporation a bond, if required by the Board of Directors, in a sum and with one or more sureties satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement, or removal from office, of all books, paper, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
         (f) Other Officers. Other officers appointed by the Board of Directors shall exercise such powers and perform such duties as may be delegated to them.
         (g) Delegation of Duties. In case of the absence or disability of any officer of the Corporation or of any person authorized to act in his place, the Board of Directors may from time to time delegate the powers and duties of such officer to any officer, or any director, or any other person whom it may select, during such period of absence or disability.

24.      Indemnification of Officers and Directors
         The Corporation shall indemnify each present and future director and officer of the Corporation, or any person who may have served at its request as a director or officer of another company (and, in either case, his heirs, executors and administrators) to the full extent allowed by the laws of the State of Tennessee, both as now in effect and as hereafter adopted.

                        CERTIFICATES FOR SHARES OF STOCK

25.      Form
         (a) Stock Certificates. The interest of each shareholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock. The certificate shall include the following on its

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         face:   (i) the Corporation's name, (ii) the fact that the Corporation is organized under the laws of the State of Tennessee, (iii) the name of the owner of record of the shares represented thereby, (iv) the number of shares represented thereby, (v) the class of shares and the designation of the series, if any, which the certificate represents,
         (vi) the par value of each share or a statement that the shares are without par value, and (vii) such other information as applicable law may require or as may be lawful.
         (b) Signatures. The certificates for stock shall be signed by the Chairman, the President or a Vice President, and by the Secretary, an Assistant Secretary, the Cashier, or an Assistant Cashier. Where any certificate is manually countersigned by a transfer agent or registered by a registrar who is not an officer or employee of the Corporation, the signatures of the Chairman, the President, Vice President, Secretary, Assistant Secretary, and/or Cashier upon such certificate may be facsimiles, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any certificate shall have ceased to be such before the certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

26.      Subscriptions for Shares
         Subscriptions for shares of the Corporation shall be valid only if they are in writing, signed and delivered by the subscriber. Unless the subscription agreement provides otherwise, subscriptions for shares, regardless of the time when they are made, shall be paid in full at such time, or in such installments and at such periods, as shall be determined by the Board of Directors. All calls for payments on subscriptions shall be uniform as to all shares of the same class or of the same series.

27.      Transfers
         Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by (i) the holder of record thereof, (ii) by his legal representative, who shall furnish proper evidence of authority to transfer, or (iii) his attorney, authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a duly appointed transfer agent. Such transfers shall be made only upon surrender of the certificate or certificates for such shares properly endorsed and with all taxes thereon paid.

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28.      Lost, Destroyed, or Stolen Certificates
         No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed, or stolen except on production of evidence, satisfactory to the Board of Directors, of such loss, destruction or theft, and, if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount (but not to exceed twice the value of the shares represented by the certificate) and with such terms and such surety as the Board of Directors may in its discretion require.


                               CORPORATE ACTIONS

29.      Contracts
         Unless otherwise required by the Board of Directors, the Chairman, the President or any Vice President shall execute contracts or other instruments on behalf of and in the name of the Corporation. The
         Board of Directors may from time to time authorize any other officer or officers or agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the Corporation as it may deem appropriate, and such authority may be general or confined to specific instances.

30.      Loans
         No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

31.      Checks, Drafts, etc.
         Unless otherwise required by the Board of Directors, all checks, drafts, bills of exchange and other negotiable instruments of the Corporation shall be signed by either the Chairman, the President, a Vice President or such other officer or agent of the Corporation as may be authorized so to do by the Board of Directors. Such authority may be general or confined to specific business, and, if so directed by the Board, the signatures of two or more such officers may be required.

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32.      Deposits
         All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board of Directors may authorize.

33.      Voting Securities Held by the Corporation
         Unless otherwise required by the Board of Directors, the Chairman or the President shall have full power and authority on behalf of the Corporation to attend any meeting of security holders, or to take action on written consent as a security holder, of other corporations in which the Corporation may hold securities. In connection therewith the Chairman or the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

34.      Dividends
         The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by applicable law. The record date for the determination of shareholders entitled to receive the payment of any dividend shall be determined by the Board of Directors, but which in any event shall not be less than ten (10) days prior to the date of such payment.

                                  FISCAL YEAR

35. The fiscal year of the Corporation shall be determined by the Board of Directors, and in the absence of such determination, shall be the calendar year.

                                 CORPORATE SEAL

36.      The Corporation shall not have a corporate seal.


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                              AMENDMENT OF BYLAWS

37. These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted at any meeting of the shareholders by the affirmative vote of a majority of the stock represented at such meeting, or by the affirmative vote of a majority of the members of the Board of Directors who are present at any regular or special meeting; provided, however, that any amendment to these Bylaws changing the number of directors, if adopted by the Board of Directors, shall require the affirmative vote of a majority of the members of the entire Board of Directors.



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